Exhibit 107

Calculation of Filing Fee Tables

Form S-11
(Form Type)

Creative Media & Community Trust Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Series A1 Preferred Stock, $0.001 par value per share	457(o)	N/A	N/A	$400,000,000.00(1)(2)	0.00014760	$59,040.00(3)	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amount				—	$400,000,000.00(1)(2)		$59,040.00(3)
	Total Fees Previously Paid							—
	Total Fee Offsets							$34,162.00(4)
	Net Fee Due							$24,878.00

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	—	—	—	—	—	—	—	—	—	—	—
Fee Offset Sources	—	—	—	—	—	—	—	—	—	—	—
Rule 457(p)
Fee Offset Claims	—	S-3/A	333-268032	November 21, 2022	—	$1,102.00(4)	—	—	—	—	$1,102.00(4)
Fee Offset Sources	Creative Media & Community Trust Corporation	S-3	333-268032	October 27, 2022		$33,060.00	—	—	—	—	$33,060.00(4)

Table 3—Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
—	—	—	—	—	—	—
(1)	Creative Media & Community Trust Corporation (the “Registrant”) is registering hereunder shares of Series A1 Preferred Stock, $0.001 par value per share (the “Shares”) up to a proposed aggregate offering price of $400,000,000.00, which may be offered by the Registrant from time to time in unspecified numbers and at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Shares being registered hereunder include such indeterminate number of Shares as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The aggregate maximum offering price of all Shares issued in a primary offering pursuant to this Registration Statement on Form S-11 will not exceed $400,000,000.00.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
(4)	On October 27, 2022, the registrant filed a Registration Statement on Form S-3 (File No. 333-268032) with the Securities and Exchange Commission and paid a filing fee of $33,060.00, and on November 21, 2022, the registrant filed a Registration Statement on Form S-3/A (File No. 333-268032) (collectively, the “Prior Registration Statement”) with the Securities and Exchange Commission, the aggregate registration fee associated with which was $1,102.00. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets $34,162.00 of the total registration fee due under this Registration Statement against the fees previously paid in respect of $394,888,925.00 of unsold securities (the “Unsold Securities”) in connection with the Prior Registration Statement. Accordingly, an amount of $24,878.00 will be paid under this Registration Statement. The Registrant has terminated the offering that included the Unsold Securities associated with the claimed offset under the Prior Registration Statement.